Exhibit 99.1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 2.

	For	Against	Abstain	+
1.

Proposal to adopt the Agreement and Plan of Merger, dated as of April 28, 2015, as it may be amended from time to time ( the “merger agreement”), among Magna Bank, Pinnacle Financial Partners, Inc. and Pinnacle Bank pursuant to which Magna Bank will be merged with and into Pinnacle Bank, with Pinnacle Bank surviving the merger.

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2.

Proposal to approve the postponement or adjournment of the special meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies in the event that there are insufficient votes present at the meeting, in person or by proxy, and entitled to vote, to approve the merger agreement.

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B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this proxy and sign your name exactly as it appears on this form. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

This proxy is solicited on behalf of the Board of Directors of Magna Bank for the Special Meeting of Shareholders on July 31, 2015.

The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Shareholders of Magna Bank (“Magna” or the “Company”) and the accompanying Proxy Statement for the Special Meeting of Shareholders to be held on July 31, 2015 starting at 10:00 a.m., Central Daylight Time, at 6525 Quail Hollow Road, 4th Floor, Memphis, TN, 38120, and (2) appoints Catherine C. Stallings, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Magna that the undersigned would be entitled to cast if personally present at the special meeting and at any adjournment(s) or postponement(s) thereof, and with discretionary authority as to any other matters that may properly come before the special meeting, all in accordance with, and as described in, the accompanying Notice of Special Meeting.

The Board of Directors makes the following recommendation: (1) a vote “FOR” the adoption of the Agreement and Plan of Merger, dated as of April 28, 2015, as it may be amended from time to time (the “merger agreement”), among Magna, Pinnacle Financial Partners, Inc. and Pinnacle Bank; and (2) a vote “FOR” the approval of the postponement or adjournment of the special meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, and entitled to vote, to approve the merger agreement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of Magna that the undersigned would be entitled to cast if personally present at the special meeting and hereby ratifies and confirms all that the proxy, or her substitute, or any of them may lawfully do by virtue hereof.

Please date, sign exactly as your name appears on the form and promptly mail this proxy in the enclosed envelope. No postage is required.

(Continued and to be marked, dated and signed, on the other side)